Exhibit 1.01

Dolby Laboratories, Inc.

Conflict Minerals Report

For Calendar Year Ended December 31, 2020

Introduction

This Conflict Minerals Report (this “Report”) of Dolby Laboratories, Inc. (“Dolby” or the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2020 to December 31, 2020. The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals referred to as “Conflict Minerals” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their metallic derivatives which include tantalum, tin and tungsten. The “Covered Countries” for purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Dolby has determined that certain Conflict Minerals are necessary to the functionality or production of products manufactured or contracted to be manufactured by us during calendar year 2020. These products are referred to in this Report as “Covered Products.” Dolby has conducted a RCOI reasonably designed to determine if Conflict Minerals originated in the Covered Countries. Based on our RCOI, Dolby believes that certain of the Conflict Minerals used in our products may have originated in the Covered Countries. Because of this finding, we performed additional due diligence on the source and chain of custody of these Conflict Minerals based on the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (“Framework”), to determine if the Conflict Minerals that may have originated in the Covered Countries benefited armed groups. As such, we believe our process was reasonably designed and performed in good faith. After performing the RCOI and additional due diligence in conformity with the Framework, we were unable to comprehensively determine the origin of all Conflict Minerals used in our products, the facilities used to process them, their country of origin, and their mine or location of origin. We note, however, that we did not learn of any facts that led us to conclude that any of our Covered Products include Conflict Minerals that originated in a Covered Country and financed or benefitted an armed group.

The Covered Products are hardware products and a significant majority of Dolby’s revenues are associated with licensing and services as opposed to physical hardware products. As reported in Dolby’s Annual Report on Form 10-K for the fiscal year ended September 25, 2020, Dolby’s Products and Services revenue for the fiscal year period comprised approximately 7% of reported revenues of $1.16 billion. Most of Dolby’s hardware products are manufactured by contract manufacturers. These factors result in a relatively small supply base as indicated in the RCOI summary. Descriptions of our covered products are provided below.

Descriptions of Covered Products

Product		Description

Cinema	Cinema Imaging Products

Digital cinema servers used to load, store, decrypt, decode, watermark, and playback digital film files for presentation on digital cinema projectors and software used to encrypt, encode, and package digital media files for distribution.

	Cinema Audio Products	Cinema processors, amplifiers, and loudspeakers used to decode, render, and optimally playback digital cinema soundtracks, including those using Dolby Atmos.

Other	Dolby Conference Phone	An integral hardware component of the Dolby Voice conferencing solution that enhances full-room voice capture, spatial voice separation, and playback.
	Dolby Voice Room	Video conferencing solution for huddle rooms and conference rooms that combines a camera product with the Dolby Conference Phone and Dolby Voice technology.
	Other Products	3-D glasses and kits, broadcast hardware and software used to encode, transmit, and decode multiple channels of high quality audio for DTV and HDTV distribution, monitors, accessibility solutions for hearing and visually impaired consumers, and Dolby.io.

RCOI

Our RCOI consisted of requesting a completed RMI CMRT from our contract manufacturers and suppliers of materials/products/components received by Dolby in 2020 for purchases made through Dolby’s purchase order system. Responses were reviewed for completeness and consistency, and we routinely followed up with our suppliers for corrections and clarifications as needed. We submitted this questionnaire to 68 suppliers and manufacturers of components and products purchased directly by Dolby. We did not receive complete responses to the questionnaire from 9 of these suppliers (13.2%) despite repeated follow-up attempts with these nonresponsive suppliers. We were informed that many of Dolby’s suppliers have not received responses from all their upstream suppliers. Of the responses received, 17 suppliers indicated that they source Conflict Minerals from the Covered Countries while 3 others indicated they do not know whether they source Conflict Minerals from the Covered Countries. Based on these responses, we conducted additional due diligence on the smelters and refiners identified.

Due Diligence Framework

Dolby’s due diligence program was designed to conform in all material respects with the OECD Framework.

Due Diligence Measures Taken

The due diligence measures taken include, but are not limited to, those described as follows:

Dolby has assembled a conflict minerals project team comprised of representatives from engineering, legal, and procurement who meet periodically and provide oversight of our Conflict Minerals program. Dolby adopted a conflict minerals policy in 2013 and it was updated in 2018. The policy, which is available at https://www.dolby.com/us/en/about/conflict-minerals-policy.html, describes our commitment to avoiding the use of Conflict Minerals that finance or benefit armed groups. Our policy statement does not exclude the use of responsibly sourced materials from the Covered Countries. Dolby has communicated this policy to our suppliers. We encourage suppliers to seek conflict-free sources of Conflict Minerals that are validated as conflict-free by recognized responsible sourcing protocols such as RMAP and its cross-recognized programs (e.g., RJC and LBMA). If we become aware of a supplier who does not meet the expectations specified in our conflict minerals policy, including the provision of a CMRT, our director of procurement may seek alternative sources of supply for our products or components. In support of Dolby’s Conflict Minerals program, we participate in industry groups on the topic of Conflict Minerals and other responsible sourcing matters. Dolby is an active member of RMI, and we utilize data from RMI for smelter conformance status and reasonable country of origin information.

Findings and Conclusions

Through our RCOI, certain suppliers reported the use of smelters or refiners with an RMI audit status of “Non-Conformant” or “Communication Suspended - Not Interested”. We cannot be certain these smelters or refiners are present in our supply chain due to uncertainty in our supplier survey results. We have asked these suppliers to request that these smelters or refiners pursue conformance to a recognized responsible sourcing protocol or be removed from our supply chain. Where contact information was available, we have communicated this request directly to these smelters or refiners. Should these smelters or refiners decline to pursue conformance to a recognized responsible sourcing protocol and our supplier refuses to remove these smelters from our supply chain, we will evaluate our relationship with that supplier and explore alternatives.

Dolby did not receive responses from certain of our suppliers as noted above. We made repeated requests that these suppliers provide a CMRT. A list of these nonresponsive suppliers was provided to our director of procurement who is determining if Dolby will continue to purchase components from these non-responsive suppliers or if alternative suppliers can be identified and utilized in the future. We continue to include provisions in new supply agreements relating to the gathering of Conflict Minerals information, the provision of a CMRT, and the sourcing of Conflict Free materials to encourage greater cooperation by the companies in our supply chain.

As we have not received conclusive data from all our direct suppliers, we are unable to make a definitive determination about all sources of the tin, tungsten, tantalum or gold in our products and cannot determine whether our supply chain is “conflict-free”. However, we received no information from our direct suppliers who did provide a CMRT response to indicate that the tin, tantalum, tungsten or gold directly or indirectly financed or benefitted armed groups in the DRC or adjoining countries. The table in Annex 1 lists the names and countries of the smelters or refiners reported by our suppliers. Annex 2 lists the countries of origin identified as the sources of those smelters and refiners.

We believe that requesting our contract manufacturers and component/product/material suppliers to complete the RMI CMRT and encouraging these upstream suppliers to source materials from conflict-free sources such as those validated by the RMAP, communicating our conflicts minerals policy, reviewing the smelter or refiner information provided, and reviewing the country of origin of source materials of those smelters or refiners represents a reasonable effort to determine the mines or location of origin of the Conflict Minerals in our supply chain. Moving forward, the Company will continue to implement commercially reasonable procedures to prevent Conflict Minerals that finance or benefit armed groups from entering our supply chain.

Independent Private Sector Audit (IPSA)

Not required for reporting year 2020.

Risk Factors

The statements above are based on the RCOI process and due diligence performed in good faith by the Company. These statements are based on the infrastructure and information available at the time. A number of factors could introduce errors or otherwise affect Dolby’s Conflict Minerals status. These factors include, but are not limited to, gaps in supplier data, gaps in smelter or refiner data, errors or omissions by suppliers, errors or omissions by smelters or refiners, the definition of a smelter or refiner not being finalized at the end of the reporting period, all instances of Conflict Minerals necessary to the functionality or manufacturing of Dolby’s products possibly not yet having been identified, gaps in supplier education and knowledge, timeliness of data, public information not discovered during a reasonable search, errors in public data, inaccurate or incomplete information due to disruptions caused by COVID-19, language barriers and translation, supplier and smelter or refiner unfamiliarity with the protocol, oversights or errors in independent third party audits conducted by the RMAP, LBMA, or RJC, Covered Countries sourced materials being declared secondary materials, companies going out of business, auditing programs being not equally advanced for all industry segments and metals, and smuggling of Conflict Minerals from the Covered Countries to countries beyond the Covered Countries.

Forward-Looking Statements

Certain statements in this Report, including, but not limited to, statements relating to Dolby’s future supply management practices, policies and plans for procurement of materials, and efforts to improve supply chain transparency, are “forward-looking statements” that are subject to risks and uncertainties. In some cases, you can identify forward-looking statements because they contain words such as “believe,” “continue,” “could,” “expect,” “may,” “will,” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the ability of Dolby and its suppliers to obtain reliable information as to the source of purchased production materials; whether upstream suppliers responsibly source materials from conflict-free sources; political and regulatory developments; and other risks detailed under the section captioned “Risk Factors” in this Report. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Annex 1

The table below shows the smelters and refiners reported by our contract manufacturers and component/product/materials suppliers in their CMRTs as of April 7, 2021 covering materials provided to Dolby during calendar year 2020:

Metal	Standard Smelter Name	Country
Gold	8853 S.p.A.	ITALY
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	African Gold Refinery	UGANDA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Chimet S.p.A.	ITALY
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Chugai Mining	JAPAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	TSK Pretech	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Coast Refinery	GHANA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	JALAN & Company	INDIA
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kundan Care Products Ltd.	INDIA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L’Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECHIA
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	MD Overseas	INDIA
Gold	Sellem Industries Ltd.	MAURITANIA
Gold	K.A. Rasmussen	NORWAY
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sovereign Metals	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Industrial Refining Company	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	AMG Brasil	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Meta Materials	NORTH MACEDONIA, REPUBLIC OF
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	PT Bukit Timah	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA

Tin	Yunnan Tin Company Limited	CHINA
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Minsur	PERU
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Pongpipat Company Limited	MYANMAR
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA

Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	CRM Synergies	SPAIN
Tin	VQB Mineral and Trading Group JSC	VIETNAM
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM
Tin	Thaisarco	THAILAND
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	GEM Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan High-Tech Materials	VIETNAM
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Artek LLC	RUSSIAN FEDERATION
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

Annex 2

The table below provides a list of countries identified as potential sources of minerals for the smelters or refiners described in Annex 1:

Gold

Andorra	Fiji	Luxembourg	Sierra Leone
Argentina	Finland	Macau SAR	Singapore
Armenia	France	Madagascar	Slovakia
Australia	French Guiana	Malaysia	Slovenia
Austria	Gambia, The	Mali	Solomon Islands
Azerbaijan	Georgia	Malta	South Africa
Bahamas	Germany	Mauritania	South Korea
Belgium	Ghana	Mauritius	Spain
Benin	Greece	Mexico	St Vincent and Grenadines
Bolivia	Guatemala	Monaco	Sudan
Botswana	Guinea	Mongolia	Suriname
Brazil	Guyana	Morocco	Swaziland
Brunei	Honduras	Mozambique	Sweden
Bulgaria	Hong Kong SAR	Namibia	Switzerland
Burkina Faso	Hungary	Netherlands	Taiwan
Cameroon	Iceland	New Caledonia	Tajikistan
Canada	India	New Zealand	Tanzania
Cayman Islands	Indonesia	Nicaragua	Thailand
Chile	Iran	Niger	Togo
China	Ireland	Norway	Trinidad and Tobago
Colombia	Israel	Pakistan	Tunisia
Congo, Democratic Republic of the	Italy	Panama	Turkey
Costa Rica	Ivory Coast	Papua New Guinea	Uganda
Cote d’Ivoire	Japan	Paraguay	Ukraine
Croatia	Jordan	Peru	United Arab Emirates
Cuba	Kazakhstan	Philippines	United Kingdom
Cyprus	Kenya	Poland	United States of America
Czechia	Korea, Republic of	Portugal	Uruguay
Denmark	Kuwait	Puerto Rico	Uzbekistan
Dominican Republic	Kyrgyzstan	Romania	Venezuela
Ecuador	Laos	Russian Federation	Vietnam
Egypt	Latvia	Rwanda	Zambia
El Salvador	Lebanon	San Marino	Zimbabwe
Eritrea	Liberia	Saudi Arabia
Estonia	Liechtenstein	Senegal
Ethiopia	Lithuania	Serbia

Tantalum

Australia	Ethiopia	Malaysia	South Korea
Austria	France	Mozambique	Spain
Bolivia	Germany	Myanmar	Switzerland
Brazil	India	Namibia	Thailand
Burundi	Indonesia	Netherlands	Uganda
Canada	Ireland	Nigeria	United Kingdom
China	Israel	Russian Federation	United States of America
Colombia	Japan	Rwanda	Zimbabwe
Congo, Democratic Republic of the	Madagascar	Sierra Leone

Tin
Angola	France	Mongolia	Spain
Argentina	Gabon	Morocco	Sudan
Australia	Germany	Myanmar	Sweden
Austria	Ghana	Netherlands	Switzerland
Bangladesh	Greece	New Zealand	Taiwan
Belarus	Guinea	Nigeria	Tanzania
Belgium	Hong Kong SAR	Norway	Thailand
Benin	Hungary	Pakistan	Togo
Bolivia	India	Peru	Tunisia
Brazil	Indonesia	Philippines	Turkey
Bulgaria	Ireland	Poland	Uganda
Burundi	Israel	Portugal	Ukraine
Canada	Italy	Puerto Rico	United Arab Emirates
Chile	Japan	Qatar	United Kingdom
China	Jordan	Romania	United States of America
Colombia	Kazakhstan	Russia	Uruguay
Congo, Democratic Republic of the	Laos	Rwanda	Venezuela
Croatia	Latvia	Saudi Arabia	Vietnam
Cyprus	Lebanon	Senegal	Yemen
Czechia	Libya	Serbia	United Arab Emirates
Denmark	Lithuania	Singapore	United Kingdom
Egypt	Luxembourg	Slovakia	United States of America
El Salvador	Malaysia	Slovenia	Venezuela
Estonia	Malta	South Africa	Vietnam
Finland	Mexico	South Korea	Yemen

Tungsten

Australia	Czechia	Mexico	Taiwan
Austria	France	Mongolia	Thailand
Belgium	Germany	Myanmar	Uganda
Bolivia	Hong Kong SAR	Nigeria	United Arab Emirates
Brazil	Ireland	Peru	United Kingdom
Burundi	Israel	Portugal	United States of America
Canada	Japan	Russia	Uzbekistan
China	Kazakhstan	Rwanda	Vietnam
Colombia	Latvia	South Korea	Zimbabwe
Congo, Democratic Republic of the	Malaysia	Spain